Filed pursuant to rule 424(b)(3)
                                               Registration No. 333-38462



                        Prospectus Supplement No. 1
                     (To Prospectus dated June 2, 2000)

                              RCN CORPORATION

 Common Stock, Preferred Stock, Debt Securities and Warrants or other Rights
                      4,162,691 Shares of Common Stock

                       Substitute Selling Stockholder



        This Prospectus Supplement No. 1 supplements and amends the Prospectus (the "Prospectus") dated June 2, 2000. The description of Selling Stockholders appearing in the Section titled "Selling Stockholders" is hereby amended to reflect the transfer of shares of RCN common stock held by NSTAR Communications, Inc. ("NSTAR") (prior to its name change, BECOCOM, Inc.) to a wholly-owned subsidiary of NSTAR, NSTAR Communications Securities Corporation ("NSTAR Securities"). For purposes of the Prospectus, NSTAR Securities is hereby substituted for NSTAR. Accordingly, references to NSTAR in the section titled "Selling Stockholders" heretofor refer to NSTAR Securities. The section titled "Selling Stockholders" otherwise remains the same, and the amount of shares of RCN common stock beneficially owned by NSTAR Securities is identical to the amount of shares previously held by NSTAR, (i.e. 4,097,193 shares).


        Pursuant to rule 424(c), the Prospectus is incorporated by reference herein.